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                                                                    Exhibit 10.3

                            THIRD AMENDMENT TO LEASE

     WHEREAS, JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Landlord") and SONESTA INTERNATIONAL HOTELS CORPORATION ("Tenant") entered into a Lease dated June 26, 1979 and amended by a Revised First Amendment to Lease dated May 30, 1989 and by a Second Amendment to Lease dated March 22, 1994, demising certain premises in the John Hancock Tower, 200 Clarendon Street, Boston, MA (collectively the "Lease"); and

     WHEREAS, Tenant wishes to lease an additional 1,867 square feet of space located on the 41st floor; and

     WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the above;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended as follows:

     1. Effective October 29, 1994, Tenant shall lease an additional 1,867 square feet of space on the 41st floor shown on EXHIBIT A-2 attached hereto (the "Additional Premises"). The designated rentable area included in the Premises shall be increased by the rentable area of the Additional Premises.

     2. The annual Base Rent for the Additional Premises shall be at the same annual rates and on the same terms as provided for the existing T-41 Premises. Effective October 29, 1994 and continuing through October 31, 1999, the Base Rent for the Additional Premises shall be at an annual rate of $52,276.00 (1,867 rentable square feet at $28.00 per square foot), payable by Tenant to Landlord in equal monthly installments of $4,356.33. From November 1, 1999 and continuing through October 31, 2004, the Base Rent for the Additional Premises shall be at an annual rate of $57,887.00 (1,867 rentable square feet at $31.00 per square foot), payable by Tenant to Landlord in equal monthly installments of $4,823.08. Tenant's total Proportionate Share of Ownership Taxes is increased to 1.041% (based upon an occupancy of 16,639 rentable square feet). The base year for Ownership Taxes and the base year for Operating Expenses and Utility Expenses shall be the same as that currently provided for the T-41 Premises under the Lease.
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                                      - 2 -

     3. Notwithstanding the provisions of Sections 1 and 2 above, Tenant shall have access to the Additional Premises effective July 1, 1994, subject to all of the terms and conditions of the Lease, except that Tenant's obligation to pay Base Rent and Additional Rent shall not commence until October 29, 1994.

     4.   RENTAL ABATEMENT.

          (a) Notwithstanding the provisions of Sections 2 and 3 above, Tenant shall not be obligated to pay Base Rent with respect to the Additional Premises during the twelve month period from October 29, 1994 through and including October 31, 1995.

          (b) Notwithstanding Sections 2, 3 and 4(a) above to the contrary, provided Tenant is not otherwise in default under the Lease, both at the time of the Rental Notice (as hereinafter defined) and thereafter, Tenant may elect, by written notice ("Rental Notice") received by Landlord on or before 5:00 P.M. on September 7, 1994, to pay annual Base Rent for the Additional Premises as set forth in subsection (i) below in lieu of the rental abatement described in Section 4(a) above.

                    (i) In the event Tenant delivers the Rental Notice as described above, effective October 29, 1994 and continuing through October 31, 1999, the Base Rent for the Additional Premises shall be at an annual rate of $47,048.40 (1,867 rentable square feet at $25.20 per square foot), payable by Tenant to Landlord in equal monthly installments of $3,920.70. From November 1, 1999 and continuing through October 31, 2004, the Base Rent for the Additional Premises shall be at an annual rate of $52,649.40 (1,867 rentable square feet at $28.20 per square foot), payable by Tenant to Landlord in equal monthly installments of $4,387.45. Tenant's Proportionate Share of Ownership Taxes, Operating Expenses and Utility Expenses shall be as set forth in
                         Section 2 herein.

     5. Tenant shall not be entitled to any tenant allowance with respect to the Additional Premises and shall accept the Additional Premises in "As-Is" condition. In addition, on or before October 29, 1994, Tenant shall install certain demising walls acceptable to Landlord separating the Additional Premises from the premises currently leased by HHCC. The glass partitions currently located
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                                       -3-

          in the Additional Premises and owned by HHCC shall be removed by Tenant and returned to HHCC in good order and condition. All work required hereunder shall be performed at Tenant's sole cost and expense and in accordance with all of the terms and conditions of the Lease, including, but not limited to, Section 10 of the Lease.

     Except as hereinabove mentioned, the Lease shall remain in full force and effect.

     EXECUTED as a sealed instrument this _____ day of June, 1994.

                                   JOHN HANCOCK MUTUAL LIFE
                                        INSURANCE COMPANY


                                   By: /S/ LAURENCE W. GABOURY
                                      ----------------------------
                                        Title:  Vice President


                                   SONESTA INTERNATIONAL HOTELS
                                             CORPORATION


                                   By: /S/ PETER J. SONNABEND
                                      ----------------------------
                                        Title:  V.P.